Exhibit 15.4

Our Vessels

The table below shows the vessels chartered or owned by us and Transpetro as of December 31, 2021:

Vessel	Owned / Chatered	Capacity (deadweight tonnage)
Abdias Nascimento	Owned	157,055
Andre Rebouças	Owned	156,523
Angra dos Reis	Chartered	105,165
Anita Garibaldi	Owned	72,786
Barbosa Lima Sobrinho	Owned	5,093
Carlos Drummond de Andrade	Owned	114,366
Castro Alves	Owned	114,562
Celso Furtado	Owned	48,502
Dan Cisne	Chartered	59,336
Dan Sabiá	Chartered	59,317
Darcy Ribeiro	Owned	5,097
Dragão do Mar	Owned	156,502
Fortaleza Knutsen	Chartered	106,316
Garrincha	Owned	114,441
Gilberto Freyre	Owned	2,573
Henrique Dias	Owned	156,505
João Cândido	Owned	156,980
Jorge Amado	Owned	2,537
José Alencar	Owned	48,573
José do Patrocínio	Owned	156,726
Lucio Costa	Owned	5,097
Machado de Assis	Owned	156,829
Madre de Deus	Chartered	105,283
Marcílio Dias	Owned	156,541
Milton Santos	Owned	156,629
Olavo Bilac	Owned	114,700
Oscar Niemeyer	Owned	5,079
Portinari	Owned	114,435
Recife Knutsen	Chartered	105,560
Rio Grande	Chartered	105,224
Rômulo Almeida	Owned	48,449
São Luís	Chartered	105,212
São Sebastião	Chartered	105,190
Sérgio Buarque de Holanda	Owned	48,573
Sestrea	Chartered	162,756
Storviken	Chartered	152,013
Zumbi dos Palmares	Owned	156,492
Subtotal Owned/ Chartered by Transpetro	37	3,603,017

Vessel	Owned / Chatered	Capacity (deadweight tonnage)
Alba	Chartered	113,782
Alessandro Volta	Chartered	29,300
Alhena	Chartered	52,420
Altair	Chartered	50,583
Amazon Victory	Chartered	72,412
Amazon Virtue	Chartered	72,412
Anavatos Ii	Chartered	115,459
Anfa	Chartered	47,975
Anikitos	Chartered	50,082
Aquila	Chartered	319,330
Aragona	Chartered	319,319
Avon	Chartered	49,999
Bachata	Chartered	50,179
Bolero	Chartered	50,094
Brasil 2014	Chartered	155,709
Bro Developer	Chartered	14,737
Brunswick	Chartered	45,902
BW Prince	Chartered	54,368
BW Princess	Chartered	54,368
Clearocean Magic	Chartered	49,995
Clyde	Chartered	49,999
Cobra	Chartered	54,501
DHT Colt	Chartered	319,713
DHT Stallion	Chartered	319,713
Eagle Paraiba	Chartered	105,153
Eagle Paraiso	Chartered	153,264
Eagle Parana	Chartered	105,048
Eagle Passos	Chartered	152,000
Eagle Paulinia	Chartered	153,352
Eagle Petrolina	Chartered	153,226
Elandra Maple	Chartered	49,999
Elandra Redwood	Chartered	49,999
Elandra Willow	Chartered	49,999
Elektra	Chartered	52,422
Elka Leblon	Chartered	154,846
Elka Parana	Chartered	155,010
Endless Summer	Chartered	49,999
Epic Baluan	Chartered	7,187
Epic Boracay	Chartered	6,519
Falcon Iris	Chartered	50,927
Falcon Sextant	Chartered	50,994
Flumar Brasil	Chartered	51,188
Forte De Copacabana	Chartered	8,843
Forte De Sao Luiz	Chartered	8,250
Forties	Chartered	113,782
Four Wind	Chartered	115,727
Fulmar	Chartered	115,605
Grand	Chartered	50,129
Horizon Aphrodite	Chartered	49,996
Horizon Armonia	Chartered	50,326
Horizon Ekavi	Chartered	51,099
Hyde	Chartered	46,858
Leonardo B	Chartered	9,352
Luigi Lagrange	Chartered	29,191
Maersk Cebu	Chartered	49,919
Maersk Crete	Chartered	49,919
Maersk Cyprus	Chartered	49,919
Maersk Kalea	Chartered	29,999
Marlin	Chartered	17,043
Motivator	Chartered	54,901
Nave Atria	Chartered	49,992
Nave Jupiter	Chartered	49,999
Nave Orbit	Chartered	49,999
Nave Synergy	Chartered	309,741
Ocean Electra	Chartered	47,377
Ocean Phoenix	Chartered	108,940
Ocean Spirit	Chartered	49,995
Ocean Venture	Chartered	49,995
Paccha	Chartered	50,091
Pacific Trader	Chartered	16,934
Pine Meadow	Chartered	50,171
Ras Maersk	Chartered	34,999
Rio 2016	Chartered	155,709
Robert Maersk	Chartered	34,801
Romoe Maersk	Chartered	34,806
Salsa	Chartered	47,991
Samba	Chartered	19,117
San Andres Iv	Chartered	3,557
Simone	Chartered	323,182
Sophia Kosan	Chartered	9,999
Stena Premium	Chartered	65,055
Stena Progress	Chartered	65,125
Synnove Knutsen	Chartered	152,868
Thames	Chartered	49,999
Trent	Chartered	49,999
Zouzou	Chartered	50,651
Subtotal Chartered by Us	86	6,895,433
TOTAL	123	10,498,450